UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   December 13, 2019

VILLAGE SUPER MARKET, INC.
(Exact Name of Registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or Other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

733 Mountain Avenue
Springfield, New Jersey  07081
(Address of principal executive offices)

 Registrant’s telephone number, including area code
(973) 467-2200

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s annual meeting of shareholders was held on December 13, 2019.  The following persons were elected as directors pursuant to the following votes:

Directors	For	Withheld
Robert Sumas	38,346,311	4,121,706
William Sumas	39,817,556	2,650,461
John P. Sumas	38,335,896	4,132,121
Nicholas Sumas	39,858,889	2,609,128
John J. Sumas	38,335,812	4,132,205
Kevin Begley	41,877,294	590,723
Steven Crystal	39,977,800	2,490,217
Peter Lavoy	42,039,229	428,788
Stephen Rooney	42,065,108	402,909

The shareholders approved a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year. The vote totals were as follows: For – 43,939,067; Against – 68,510; Abstain – 17,595.

The shareholders voted against a proposal to change from a plurality to a majority voting standard for uncontested director nominees. The vote totals were as follows: For – 7,178,602; Against – 35,256,488.

Item 8.01   Other Events

On December 13, 2019, the Company announced that its Board of Directors declared quarterly cash dividends of $0.25 per Class A common share and $0.1625 per Class B common share.  The dividends will be payable on January 23, 2020 to shareholders of record at the close of business on January 2, 2020.

Item 9.01   Financial Statements and Exhibits

Description

99.1	Press release issued by the registrant

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

Dated: December 13, 2019	/s/ John L. Van Orden
John L. Van Orden
(Chief Financial Officer)